Exhibit 99.1

Effects of Darusentan Treatment on Systolic Blood Pressure
Control in Patients with Resistant Hypertension
George L. Bakris,1 Michael A. Weber,2 Stuart L. Linas,3Jennifer Linseman,4 Marshelle Warren,4 Brian L. Wiens,4Henry R. Black1
1Rush University Medical Center, Chicago, IL; 2State University of New York, Brooklyn, NY; 3University of Colorado Health Sciences Center and Denver Health Medical Center, Denver, CO; 4Myogen, Inc., Westminster, CO
Poster 281

Abstract
Background: Many patients with resistant hypertension (RHTN) do not achieve guideline-recommended systolic blood pressure (SBP) goals despite treatment with multi-drug antihypertensive regimens. Darusentan is an ETA-selective endothelin receptor antagonist that has recently been demonstrated to significantly decrease trough cuff SBP and 24-hour ambulatory SBP in patients with RHTN receiving full doses of 3 or more antihypertensive drugs.
Methods: DAR-201 was a randomized, double-blind, placebo-controlled, multi-center, dose-ranging study of oral darusentan in 115 patients with RHTN as defined by JNC 7 guidelines. Following a 2-week placebo run-in, eligible subjects were randomized 2:1 to darusentan or placebo for 10 weeks. Study drug was initiated at 10 mg/day and the dose was increased every 2 weeks, through doses of 50, 100, and 150 mg, until a maximum dose of 300 mg was achieved. Percent of subjects meeting SBP goal, as defined by JNC 7 guidelines, was a pre-specified secondary endpoint in the study and was presented previously. Additional analyses to examine percent of subjects responding to darusentan therapy were performed post hoc. P values were unadjusted for multiple comparisons.
Results: The percent of subjects responding to darusentan therapy, defined as achieving SBP goal or a decrease in SBP of at least 10 mm Hg as compared to baseline values, was 71% at week 10 versus 49% in the placebo group (p=0.021). A change from baseline to week 10 of at least 10 mm Hg for SBP was reported in approximately 64% of subjects on darusentan as compared to 46% on placebo (p=0.064). Additionally, about 46% of darusentan subjects experienced a decrease in SBP of at least 20 mm Hg as compared to 26% of placebo subjects (p=0.032).
Conclusion: Darusentan reduces SBP and allows more RHTN patients to achieve guideline-recommended SBP goals when added to a regimen that includes 3 full-dose antihypertensive drug therapy.
Introduction

•	Elevated SBP is a significant risk factor for cardiovascular disease[1]
•	Unlike diastolic blood pressure (DBP), SBP progressively increases with age, and systolic hypertension is the most common form of hypertension in patients over 50[1,2]
•	Patients with RHTN fail to achieve guideline-recommended SBP goals despite treatment with multiple antihypertensive drugs
•	DAR-201 was a Phase 2b, randomized, double-blind, placebo-controlled, dose-ranging study in subjects with RTHN
	—	RHTN, defined according to the Seventh Report of the Joint National Committee on Prevention, Detection, Evaluation, and Treatment of High Blood Pressure (JNC 7) criteria, is a failure to achieve goal blood pressure despite adherence to full doses of an appropriate 3-drug regimen that includes a diuretic[1]
Objectives

•	To evaluate the efficacy of darusentan versus placebo as an adjunctive therapy in patients with RHTN as defined by the JNC 7 criteria[1]
•	To examine the proportion of patients who achieve SBP goal with darusentan treatment
•	To assess the rate and magnitude of SBP response to darusentan using sphygmomanometric and ambulatory SBP measurements
Methods

Subject Selection for Clinical Study DAR-201
•	Key inclusion criteria
	—	Males and females age 35 to 85 years
	—	Resistant systolic hypertension as defined by the JNC 7 criteria (SBP ≥ 140 mm Hg for patients without compelling conditions; SBP ≥ 130 mm Hg for patients with diabetes, chronic kidney disease, or both)
	—	Treated with full doses of 3 or more antihypertensive drugs, including a diuretic
	—	Estimated glomerular filtration rate (GFR) ≥ 30 mL/min/1.73 m2
•	Key exclusion criteria
	—	Average sitting SBP ≥ 180 mm Hg or DBP ≥ 110 mm Hg
	—	Symptomatic arrhythmias, unstable angina pectoris, symptomatic chronic heart failure, hemodynamically significant valvular heart disease, or significant pulmonary disease; or myocardial infarction, unstable angina, or cerebrovascular accident within 6 months of screening
	—	Abnormal laboratory parameters, including liver enzymes >2X the upper limit of normal (ULN) during the screening period
	—	Pregnant and/or nursing women
DAR-201 Study Design and Treatment
•	DAR-201 was a 10-week study of escalating doses of darusentan versus placebo in 115 subjects with resistant systolic hypertension receiving combination therapy with full doses of 3 or more antihypertensive drugs, including a diuretic
•	Following a 2-week placebo run-in period, subjects were randomized 2:1 to receive darusentan or placebo once daily in the morning for 10 weeks
	—	Darusentan was initiated at 10 mg and the dose was increased every 2 weeks through doses of 50, 100, and 150 mg until a maximum dose of 300 mg was achieved
	—	Subjects were withdrawn from darusentan or placebo over a 2-week period
DAR-201 Study Endpoints and Measures of Interest
•	Changes from baseline to weeks 8 and 10 in trough sitting SBP were the co-primary endpoints
•	Percentage of patients achieving SBP goal was a prespecified secondary endpoint
	—	JNC 7 SBP goals were <140 mm Hg in patients with no additional conditions and <130 mm Hg in patients with diabetes or chronic kidney disease
•	Ambulatory blood pressure monitoring was performed at randomization and at the week 10 study visit or upon premature discontinuation from the study
	—	Trough BP was defined as the mean BP measured during the last 4 hours of ambulatory BP monitoring subsequent to Hour 18 postdose
•	Additional analyses, including the percentage of patients who experienced a reduction in SBP of ≥ 10 or ≥ 20 mm Hg and the percentage of patients achieving SBP goal or a reduction of ≥ 10 mm Hg, were performed post hoc
Statistical Analyses
•	The analysis for the primary endpoint (change in SBP) was a repeated measures analysis of covariance (ANCOVA) model, using all available data
•	The analysis for proportion of responders was a logistic regression model for each timepoint, using the last available observation to impute missing data
•	All subjects who received any dose of blinded study medication and had both a baseline and a postbaseline ambulatory blood pressure measurement were included in the efficacy analysis
•	Presented p values are adjusted for multiple comparisons unless otherwise indicated
Results

Demographics and Baseline Characteristics
•	115 subjects were randomized to receive either darusentan (n = 76) or placebo (n = 39) (Table 1)

Table 1. DAR-201 Subject Demographics and Baseline Characteristics

	Darusentan	Placebo	Total
Parameter	(n = 76)	(n = 39)	(N = 115)

Age, years*	62 ± 10	63 ± 11	62 ± 10
Male gender, n (%)	43 (57)	25 (64)	68 (59)
Race, n (%)
White	53 (70)	29 (74)	82 (71)
Black	23 (30)	9 (23)	32 (28)
American Indian or Alaska Native	0	1 (3)	1 (1)
Weight, kg*	91.2 ± 16.3	96.6 ± 17.3	93.0 ± 16.7
Body mass index, kg/m2*	31.2 ± 5.0	32.6 ± 4.8	31.7 ± 4.9
Estimated GFR, mL/min/1.73 m2*	74.2 ± 24.3	79.3 ± 26.3	75.9 ± 25.0
Diabetes and/or chronic kidney disease, n (%)	46 (61)	24 (62)	70 (61)
Diabetes, n (%)	36 (47)	19 (49)	55 (48)
Chronic kidney disease, n (%)	20 (26)	9 (23)	29 (25)
Sitting SBP, mm Hg*	149.6 ± 12.7	149.0 ± 13.9	149.4 ± 13.1
Sitting DBP, mm Hg*	82.4 ± 12.4	79.7 ± 14.1	81.5 ± 13.0
Sitting heart rate, beats/min*	66.7 ± 10.6	68.7 ± 11.2	67.4 ± 10.8
Concomitant antihypertensives, n (%)
Diuretics	76 (100)	39 (100)	115 (100)
Calcium channel blockers	56 (74)	29 (74)	85 (74)
Angiotensin converting enzyme inhibitors	36 (47)	22 (56)	58 (50)
Angiotensin II receptor blockers	44 (58)	20 (51)	64 (56)
Beta-blockers	53 (70)	25 (64)	78 (68)
Other	15 (20)	5 (13)	20 (17)

*Data are means ± standard deviations.

Co-Primary Endpoint Analysis of DAR-201
•	The prespecified co-primary endpoints were the changes from baseline in trough sitting SBP at weeks 8 and 10
•	Darusentan significantly improved trough sitting SBP at weeks 8 and 10 compared with placebo (p<0.05) (Figure 1)
•	Change from baseline in trough sitting SBP was also significantly reduced at week 4 with a low daily dose of darusentan (50 mg) (p<0.001)
Results (continued)

Figure 1.—Change in baseline in trough sitting SBP at weeks 4, 8, and 10.
Data are least-squares means ± standard error of the mean; SEM = Standard error of the mean.

Responder Analysis
•	The percentage of subjects who achieved SBP goal was a predefined secondary endpoint of DAR-201
•	A greater percentage of darusentan-treated subjects achieved SBP goal as compared to placebo, and the response to darusentan was maintained over the 10-week study (Table 2)

Table 2. Percentage of Subjects Achieving SBP Goal†
	Responders, n (%)
Study week (dose)	Darusentan (n = 76)	Placebo (n = 39)	p value

Week 10 (300 mg)	39 (51.3)	13 (33.3)	0.069*
Week 8 (150 mg)	33 (43.4)	11 (28.2)	0.054
Week 6 (100 mg)	35 (46.1)	17 (43.6)	0.652
Week 4 (50 mg)	36 (47.4)	9 (23.1)	0.652*
Week 2 (10 mg)	24 (31.6)	7 (17.9)	0.652*

*p<0.05 before adjustment for multiple comparisons.
† SBP goals were <140 mm Hg for subjects without compelling indications and <130 mm Hg for subjects with diabetes and/or chronic kidney disease.

•	A higher rate of cuff SBP control was obtained with darusentan versus placebo (Table 3)
•	At week 10, 46.1% of subjects in the darusentan treatment group achieved a decrease in cuff SBP of ≥ 20 mm Hg versus 25.6% of subjects who received placebo (p=0.032)

Table 3. Percentage of Subjects Responding to Darusentan Therapy
	Responders, n (%)
Change from baseline in cuff SBP	Darusentan (n = 76)	Placebo (n = 39)	p value*

Goal or decrease ≥ 10 mm Hg
Week 4 (50 mg dose)	50 (65.8)	15 (38.5)	0.006
Week 10 (300 mg dose)	54 (71.1)	19 (48.7)	0.021
Decrease ≥ 10 mm Hg
Week 4 (50 mg dose)	42 (55.3)	11 (28.2)	0.007
Week 10 (300 mg dose)	49 (64.5)	18 (46.2)	0.064
Decrease ≥ 20 mm Hg
Week 4 (50 mg dose)	20 (26.3)	5 (12.8)	0.070
Week 10 (300 mg dose)	35 (46.1)	10 (25.6)	0.032

*p values are not adjusted for multiple comparisons.

•	A greater percentage of darusentan-treated subjects experienced a decrease in cuff SBP of either 10 to 20 mm Hg or ≥ 20 mm Hg compared with placebo at weeks 4 and 10 (Figure 2)

Figure 2.—Magnitude of response in trough sitting cuff SBP at weeks 4 (50 mg dose) and 10 (300 mg dose). *Unadjusted p<0.05 versus placebo.

•	In addition to single trough SBP measurements, the magnitude of response to darusentan was assessed by ambulatory SBP monitoring
•	90 subjects were included in the ambulatory SBP analysis
•	Achievement of SBP goal measured via ambulatory blood pressure monitoring was more common among subjects treated with darusentan versus placebo (60% and 40%, respectively; p=0.027)
	—	76.7% of subjects who received darusentan reached SBP goal or a decrease in ambulatory SBP of ≥ 10 mm Hg compared with 50.0% of subjects in the placebo group (p=0.012)
•	At week 10, a 3-fold greater percentage of darusentan-treated subjects experienced a decrease in trough ambulatory SBP of ≥ 10 mm Hg to <20 mm Hg or ≥ 20 mm Hg compared with placebo (Figure 3)

Figure 3.—Magnitude of response in trough ambulatory SBP at week 10 (300 mg dose) for subjects treated with darusentan or placebo.

Safety and Tolerability Summary
•	Adverse events were generally mild to moderate in severity
•	Peripheral edema and headache were the most common adverse events among patients treated with darusentan (17% and 11%, respectively)
•	No subjects experienced elevations in serum aminotransferase concentrations >2X ULN
•	4 darusentan-treated subjects experienced 5 serious adverse events (SAEs) during the study, and 1 SAE was reported in the placebo group
	—	No SAE was considered by the investigator to be related to study drug
	—	No deaths occurred during the study
Conclusions

•	Darusentan lowered SBP when used as an adjunctive therapy in subjects with RHTN treated with full doses of 3 or more antihypertensive therapies, including a diuretic
•	The percentage of patients achieving SBP goal or large SBP reductions (≥10 or ≥20 mm Hg) was substantially greater with darusentan versus placebo
	—	Improvements were evident in both sphygmomanometric and ambulatory blood pressure measurements
•	Darusentan was well tolerated in the DAR-201 RHTN patient population
References

1.	Chobanian AV, Bakris GL, Black HR, et al. Seventh report of the Joint National Committee on Prevention, Detection, Evaluation, and Treatment of High Blood Pressure. Hypertension. 2003;42:1206-1252.
2.	Burt VL, Whelton P, Roccella EJ, et al. Prevalence of hypertension in the US adult population. Results from the Third National Health and Nutrition Examination Survey, 1988-1991. Hypertension. 1995;25:305-313.
This study was sponsored by Myogen, Inc., Westminster, Colorado.